Exhibit 10.1

CONTRACT NUMBER: 2019-000052O

AMENDMENT TO THE CONTRACT BETWEEN
ADMINISTRACIÓN DE SEGUROS DE SALUD DE PUERTO RICO (ASES)
and
TRIPLE-S SALUD, INC.
to
ADMINISTER THE PROVISION OF PHYSICAL
AND BEHAVIORAL HEALTH SERVICES UNDER THE GOVERNMENT HEALTH PLAN

THIS AMENDMENT TO THE CONTRACT BETWEEN ADMINISTRACIÓN DE SEGUROS DE SALUD DE PUERTO RICO (ASES) AND TRIPLE-S SALUD, INC., FOR THE PROVISION OF PHYSICAL AND BEHAVIORAL HEALTH SERVICES UNDER THE GOVERNMENT HEALTH PLAN (the “Amendment”) is by and between TRIPLE-S SALUD, INC. (“the Contractor”), a managed care organization duly organized and authorized to do business under the laws of the Government of Puerto Rico, represented by Madeline Hernandez Urquiza, of legal age, single, resident of San Juan, Puerto Rico, and the Puerto Rico Health Insurance Administration (Administración de Seguros de Salud de Puerto Rico, hereinafter referred to as “ASES” or “the Administration”), a public corporation of the Commonwealth of Puerto Rico, represented by its Executive Director, Jorge E. Galva Rodríguez, JD, MHA, of legal age, married and resident of Vega Alta, Puerto Rico.

WHEREAS, the Contractor and ASES executed a Contract for the provision of Physical Health and Behavioral Health Services under the Government Health Plan for the Commonwealth of Puerto Rico, on September 21, 2018, (hereinafter referred to as the “Contract”).

WHEREAS, the Contract provides, pursuant to Article 55, that the Parties may amend such Contract by mutual written consent.

WHEREAS, all provisions of the Contract will remain in full force and effect as described therein, except as otherwise provided in this Amendment.

NOW, THEREFORE, and in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to clarify and/or amend the Contract as follows:

I.	AMENDMENTS

1.	The following definitions in Article 2 shall be inserted as follows:

Transgender person: A person who identifies as a gender different from the sex assigned to the person at birth. The Covered Services are available to Transgenders persons without changes and/or additional provisions.

2.	Section 7.5.3.2.1.3 shall be amended and replaced in its entirety as follows:

7.5.3.2.1.3
ASES shall reimburse the Contractor the corresponding COVID-19 vaccine administration fee, administered by qualifying providers and according to Normative Letter 20-1214. For vaccines administered in pharmacies, ASES shall reimburse Contractor for administration at authorized pharmacies until March 31, 2021.

3.	Section 7.5.12.1.2 shall be amended and replaced in its entirety as follows:

7.5.12.1.2	Drugs on the Formulary of Medications Covered (FMC); hormones included may be used by transgender persons for transition therapy.

4.	Section 7.7.11.9 shall be amended and replaced in its entirety as follows:

7.7.11.9	The following procedures and diagnostic tests, when Medically Necessary (Prior Authorization required):
7.7.11.9.1	Computerized Tomography;
7.7.11.9.2	Magnetic resonance test;
7.7.11.9.3	Cardiac catheters;
7.7.11.9.7	Lithotripsy;
7.7.11.9.8	Electromyography;
7.7.11.9.9	Single-photon Emission Computed Topography (“SPECT”) test;
7.7.11.9.10	Orthopantogram (“OPG”) test;
7.7.11.9.11	Impedance Plesthymography;
7.7.11.9.12	Other neurological, cerebrovascular, and cardiovascular procedures, invasive and noninvasive;
7.7.11.9.13	Nuclear imaging;
7.7.11.9.14	Diagnostic endoscopies; and
7.7.11.9.15	Genetic studies;

5.	Section 7.9.3.8 shall be amended and replaced in its entirety as follows:

7.9.3.8
The Contractor shall ensure at a minimum fifty percent (50%) compliance during the first Contract year, sixty percent (60%) compliance during the second Contract year, and seventy-five percent (75%) compliance during the third and fourth Contract year, with the EPSDT screening requirements, including blood screening for lead and annual dental examinations and services, using the methodology prescribed by CMS to determine the screening rate. ASES may impose penalties, sanctions, and/or fines under Articles 19 and 20 if the Contractor fails to comply with the minimum requirements.

6.	Section 10.3.2.1.7 shall be amended and replaced in its entirety as follows:

10.3.2.1.7
Require PMGs reimbursed by Contractor under a Subcapitated Arrangement to certify that the PMG has passed through any increase of Subcapitated amounts to its affiliated physicians not organized under a wage compensation model (staff model). For physicians under a staff model, pass through may be through actions separate from the agreed salary and/or salary scales used by the PMGs to compensate their medical providers. These actions may include, without limitation: bonuses, payment of professional/continued education courses, payment of licenses, or any other payment or benefit arrangement to incentivize the hired or staff medical providers. None of the foregoing prevents the PMGs with wage compensation or staff model arrangements with its providers to allow salary increases to its hired medical staff should an individual PMG decide to do so.  ASES and Contractor shall track any complaints filed by PMG-affiliated physicians and conduct the appropriate investigation and diligence to ensure compliance with this section.  The Contractor shall provide to ASES an attestation to certify compliance with this section.  If PMGs refuse to certify the pass-through of the increase of Subcapitated amounts to its affiliated physicians, or otherwise fail to comply with this section’s requirements, Contractor may escalate the issue to ASES and shall not be obligated to remit to impacted PMGs the increased amounts set forth under Section 10.5.1.5.3 until ASES has resolved the issue.

7.	The following amended attachments, copies of which are included, are substituted in this Contract as follows:

ATTACHMENT 7:	UNIFORM GUIDE FOR SPECIAL COVERAGE
ATTACHMENT 9:	INFORMATON SYSTEMS
ATTACHMENT 12:	DELIVERABLES AND REPORTING GUIDE
ATTACHMENT 11:	PER MEMBER PER MONTH PAYMENTS
ATTACHMENT 19:	HEALTH CARE IMPROVEMENT PROGRAM (HCIP) MANUAL
ATTACHMENT 29:	MATERNITY KICK PAYMENT METHODOLOGY
ATTACHMENT 31:	ENROLLEES QUALIFIED FOR THE GOVERNMENT HEALTH PLAN UNDER TEMPORARY EXPANSIONS OF MEDICAID COVERAGE ELIGIBILITY

II.	RATIFICATION

All other terms and provisions of the original Contract, as amended by Contracts Number 2019-0000--52A, B, C, D, E, F, G, H, I, J, K, L, M, and N, of any and all documents incorporated by reference therein, not specifically deleted or modified herein shall remain in full force and effect.  The Parties hereby affirm their respective undertakings and representations as set forth therein, as of the date thereof.  Capitalized terms used in this Amendment, if any, shall have the same meaning assigned to such terms in the Contract.

The Contractor represents and warrants that the information included in the Contractor Certification Requirement is complete, accurate and correct, and that any misrepresentation, inaccuracy of falseness in such Certification will render the contract null and void and the Contractor will have the obligation to reimburse immediately to the Commonwealth any amounts, payments or benefits received from the Commonwealth under the proposed contract

III.	EFFECT; CMS and FOMB APPROVAL

The Parties agree and acknowledge that this Amendment, including any attachments, is subject to approval by the United States Department of Health and Human Services Centers for Medicare and Medicaid Services (“CMS”) and the Financial Oversight and Management Board for Puerto Rico (“FOMB”), and that ASES shall submit this Amendment for CMS and FOMB approval.  Once approvals are granted, ASES shall promptly notify the Contractor in writing. CMS and FOMB approvals, as well as ASES’s written communication to the Contractor, shall be incorporated and made a part of the Contract between the Parties.

IV.	AMENDMENT EFFECTIVE DATE

Contingent upon approval of CMS, and unless a provision in this Amendment specifically indicates a different effective date, for purposes of the provisions contained herein, this Amendment shall become effective July 1, 2020.

V.	ENTIRE AGREEMENT

This Amendment constitutes the entire understanding and agreement of the Parties with regards to the subject matter hereof, and the Parties by their execution and delivery of this Amendment to the Contract hereby ratify all of the terms and conditions of the Contract Number 2019-000052, including amendments A, B, C, D, E, F, G, H, I, J, K, L, M, N and this Amendment O.

The Parties agree that ASES will be responsible for the submission and registration of this Amendment in the Office of the Comptroller General of the Commonwealth, as required under law and applicable regulations.

ACKNOWLEDGED BY THE PARTIES by their duly authorized representatives on this 9 day of September, 2021.

ADMINISTRACIÓN DE SEGUROS DE SALUD DE PUERTO RICO (ASES)

/s/ Jorge E, Galva Rodríguez	09/09/2021
Name: Jorge E, Galva Rodríguez, JD, MHA	Date
EIN: 66-05000678

TRIPLE-S SALUD, INC.

/s/ Madeline Hernández Urquiza	09/09/2021
Ms. Madeline Hernández Urquiza, President	Date
EIN: 66-0555677

Account No. 256-5325 to 5330

Administración de Seguros de Salud July 1, 2020 to September 30, 2021 GHP (Vital) PMPM Premium Rates
Rate Cell	PMPM
Medicaid Pulmonary	$231.19
Medicaid Diabetes or Low Cardio	$386.20
Medicaid High Cardio	$784.62
Medicaid Renal	$1,343.63
Medicaid Cancer	$2,564.67
Medicaid Male 45+	$147.96
Medicaid Male 19-44	$96.78
Medicaid Male 14-18	$83.72
Medicaid Female 45+	$194.72
Medicaid Female 19-44	$130.35
Medicaid Female 14-18	$88.82
Medicaid Age 7-13	$76.49
Medicaid Age 1-6	$112.52
Medicaid Under 1	$304.22
Public EE Commonwealth Pulmonary	$184.28
Public EE Commonwealth Diabetes or Low Cardio	$233.91
Public EE Commonwealth High Cardio	$441.73
Public EE Commonwealth Renal	$652.83
Public EE Commonwealth Cancer	$1,520.12
Public EE Commonwealth Male 45+	$101.96
Public EE Commonwealth Male 19-44	$64.70
Public EE Commonwealth Male 14-18	$77.11
Public EE Commonwealth Female 45+	$136.74
Public EE Commonwealth Female 19-44	$102.63
Public EE Commonwealth Female 14-18	$81.01
Public EE Commonwealth Age 7-13	$77.89
Public EE Commonwealth Age 1-6	$108.10
Public EE Commonwealth Under 1	$372.99
CHIP Pulmonary	$253.23
CHIP Diabetes	$1,042.92
CHIP Age 7-13	$87.49
CHIP Age 14+	$97.03
CHIP Age 1-6	$126.60
CHIP Under 1	$302.89
Dual Eligible Part A and B	$359.73
Dual Eligible Part A Only	$393.32
Commonwealth to Medicaid Pulmonary	$197.39
Commonwealth to Medicaid Diabetes or Low Cardio	$254.35
Commonwealth to Medicaid High Cardio	$472.17
Commonwealth to Medicaid Renal	$695.20
Commonwealth to Medicaid Cancer	$1,571.43

Commonwealth to Medicaid Male 45+	$108.42
Commonwealth to Medicaid Male 19-44	$69.37
Commonwealth to Medicaid Male 14-18	$80.71
Commonwealth to Medicaid Female 45+	$147.38
Commonwealth to Medicaid Female 19-44	$109.17
Commonwealth to Medicaid Female 14-18	$83.99
Commonwealth to Medicaid Age 7-13	$81.92
Commonwealth to Medicaid Age 1-6	$111.61
Commonwealth to Medicaid Under 1	$379.93
PRPL Medicaid Male 45+	$387.51
PRPL Medicaid Male 19-44	$170.63
PRPL Medicaid Male 14-18	$121.99
PRPL Medicaid Female 45+	$451.41
PRPL Medicaid Female 19-44	$222.00
PRPL Medicaid Female 14-18	$143.11
PRPL Medicaid Age 7-13	$117.69
PRPL Medicaid Age 1-6	$173.24
PRPL Medicaid Under 1	$354.64
PRPL CHIP Age 7-13	$122.71
PRPL CHIP Age 14+	$145.26
PRPL CHIP Age 1-6	$183.62
PRPL CHIP Under 1	$319.92
Transferred to CHIP Under 1	$302.89
Transferred to CHIP Age 1-6	$126.60
Transferred to CHIP Age 7-13	$87.49
Transferred to CHIP Age 14+	$97.03
Transferred to CHIP Diabetes	$1,042.92
Transferred to CHIP Pulmonary	$253.23
Maternity Kick Payment	$5,370.02